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                                                                     Exhibit 5.1

                      [Letterhead of Binchys, Solicitors]


June 16, 1998

CBT Group Public Limited Company,
Beech Hill,
Clonskeagh,
Dublin 4.

Dear Sirs,

Registration Statement on Form S-8
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We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about June 16, 1998 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 288,578 additional ordinary shares (which will be represented by 288,578 American Depositary Shares of the Company) in the capital of the Company reserved for issuance under The ForeFront Group, Inc. Amended and Restated 1992 Stock Option Plan (the "1992 Plan"), the 798,780 additional ordinary shares (which will be represented by 798,780 American Depositary Shares of the Company) in the capital of the Company reserved for issuance under The ForeFront Group, Inc. 1996 Non-Employee Directors' Stock Option Plan (the "Non-Employee Plan") and the 18,822 additional ordinary shares (which will be represented by 18,822 American Depositary Shares of the Company) in the capital of the Company reserved for issuance under The ForeFront Group, Inc. Amended and Restated 1996 Stock Option Plan (the "1996 Plan") (together the "Shares").

As your legal counsel, we have examined the rules of the 1992 Plan, the Non-Employee Plan and the 1996 Plan and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares under the 1992 Plan, the Non-Employee Plan and the 1996 Plan respectively.

It is our opinion that the Shares will be, if issued in the manner referred to in the 1992 Plan, the Non-Employee Plan and the 1996 Plan, as the case may be, on application by the Optionees under the said Plans for the Shares pursuant to such Plans and pursuant to the respective agreements that accompany those Plans, legally and validly issued and fully paid.

We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 and further consent to the use of our name, wherever appearing in the said Registration Statement, including any Prospectus constituting a part thereof and any amendments thereto.

Yours faithfully

/s/ Binchys
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BINCHYS